Exhibit 99.1

Barracuda Announces Record Billings, Revenue and Free Cash Flow in Fourth Quarter and Fiscal Year 2014 Results

•	Q4 gross billings up 18% year-over-year to a record $82 million

•	Total revenue of $60 million in Q4, including recurring subscription revenue of $42 million

•	Adjusted free cash flow of $19 million, or 31% of revenue

•	Adjusted EBITDA of $17 million, or 28% of revenue on non-GAAP gross margins of 80%

•	Total active subscribers exceeds 205,000

•	Increased the number of multi-product customers in fiscal 2014 by 26% year-over-year

CAMPBELL, Calif., April 24, 2014 – Barracuda Networks, Inc. (NYSE: CUDA), a leading provider of cloud-connected security and storage solutions, today announced results for its fourth quarter and fiscal year 2014, which ended February 28, 2014.

Fourth Quarter 2014 Financial Highlights

Billings & Revenue: For the fourth quarter of fiscal 2014, gross billings grew 18% to $82.0 million, up from $69.5 million in the fourth quarter of fiscal 2013. Total revenue increased 15% to $60.3 million, up from $52.5 million in the fourth quarter of fiscal 2013. Appliance revenue in the fourth quarter of fiscal 2014 grew to $18.3 million and recurring subscription revenue grew to $42.0 million, representing 70% of total revenue.

Net Income: GAAP net income in the fourth quarter of fiscal 2014 was $3.0 million, or $0.06 earnings per share, based on a diluted share count of 53.6 million. Non-GAAP net income for the fourth quarter of 2014 was $3.0 million, or $0.06 earnings per share, based on a diluted share count of 53.6 million. Non-GAAP net income excludes $3.3 million in stock-based compensation expense, $4.0 million in income tax benefit of non-GAAP exclusions, $1.0 million in amortization of intangibles, and $0.4 million in acquisition and other non-recurring charges. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

Fiscal Year 2014 Financial Highlights

Billings & Revenue: For fiscal 2014, gross billings grew 17% to $310.0 million, up from $264.2 million in fiscal 2013. Total revenue increased 18% to $233.8 million, up from $198.9 million in fiscal 2013. Appliance revenue in fiscal 2014 grew to $71.9 million and recurring subscription revenue grew to $161.9 million, representing 69% of total revenue.

Net Income/Loss: GAAP net loss in fiscal 2014 was $3.6 million, or $0.10 loss per share, based on a share count of 35.4 million. Non-GAAP net income in 2014 was $5.1 million, or $0.10 earnings per share, based on a diluted share count of 49.1 million.

“We made good progress in the fourth quarter across all of our markets and product categories, especially our higher growth market categories of network and application security and storage, which are becoming larger portions of our overall business,” said BJ Jenkins, president and CEO. “During the quarter, we added over 7,900 new active subscribers, ending our fiscal year with more than 205,000 active subscribers. In addition to adding new customers, we also made good progress with our installed-base selling initiatives, accelerating growth in the number of multi-product customers. As Barracuda expands our product offerings and the availability of solutions in areas of growing adoption such as public cloud platforms, we are strengthening our positioning and availability of our security and storage solutions that simplify the lives of IT professionals.”

“We had strong financial performance in the fourth quarter, particularly with our cash flow metrics, which were driven by our billings growth,” said David Faugno, CFO. “Adjusted free cash flow in the fourth quarter was $18.7 million, or 31% of total revenue, and non-GAAP operating income was $3.3 million. The company closed the fourth quarter and fiscal year with total deferred revenue of $313.2 million, up from $298.8 million in the third quarter, and cash and cash equivalents of $135.9 million, up from $117.2 million in the third quarter.”

Recent Company Highlights

•	New Product Launches and Updates – Extended the Barracuda NG Firewall model range for remote offices; expanded Copy for Companies to improve security and the user experience; announced worldwide availability of our new Backup-as-a-Service offering; and launched Threatglass, a free community resource where users can browse and analyze web-based malware.

•	Expanding Cloud Presence – Announced the availability of the Barracuda NG Firewall on both the Microsoft Azure and Amazon Web Services (AWS Marketplace) public cloud platforms, and the availability of the Barracuda Spam Firewall in the AWS Marketplace.

•	Market Share Recognition – Again ranked number one in integrated purpose-built backup appliance units shipped worldwide by IDC’s Worldwide Quarterly PBBA Tracker, CQ4 2013; and named a leader in messaging security in the IDC Marketscape: Worldwide Messaging Security Appliance/Software 2013-2014 Vendor Assessment.

•	Industry Recognition – Achieved “5-Star” rating in the CRN 2014 Partner Program Guide for the second consecutive year; named Network Computing 2013 Security Product of the Year for Barracuda NG Firewall; awarded three SC Magazine awards for Best Customer Service, Best Web Application Firewall for Barracuda Web Application Firewall and Best SME Security Solution for Barracuda Spam Firewall; received five Infosecurity Products Guide Excellence awards for Best Content Filtering Gold for Barracuda Web Filter, Best Storage & Archiving Gold for Barracuda Backup, Best Security Hardware Bronze for Barracuda Firewall, Best Cloud Security Bronze for Barracuda Web Application Firewall on Microsoft Azure, and Best Application Security Bronze for Barracuda Load Balancer ADC; and received the Reseller Choice Award for Best Cloud Backup.

Conference Call Information

Barracuda will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial 1-877-941-2068 for the U.S. and Canada and +1-480-629-9712 for international callers. The webcast will be available live on the investor relations section of the Company’s website at https://investors.barracuda.com, and via replay beginning approximately two hours after the completion of the call for a period of one year. An audio replay of the call will be available to investors beginning at approximately 5:00 p.m. PT today through May 30, 2014 by dialing 1-800-406-7325 in the U.S. and Canada, or +1-303-590-3030 for international callers, using passcode 4675013#. Additional information can be found in an accompanying supplemental investor slide presentation located at https://investors.barracuda.com.

Forward-Looking Statements

This announcement contains forward-looking statements related to future product performance and market growth that involve risks and uncertainties, including statements regarding the Company’s expectations regarding financial performance, the potential impact of our expanded product distribution channels, and product introduction. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand for the Company’s products and services; a highly competitive business environment for network security and storage solutions; the Company’s effectiveness in controlling expenses, the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; risks related to pending or future litigation, and a dependency on third parties for certain components of the Company’s products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.

Non-GAAP Financial Measures

Barracuda provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income and non-GAAP operating income. In preparing our non-GAAP information, we have excluded, where applicable, the impact of non-recurring charges, stock-based compensation, amortization of intangibles and depreciation. We believe that excluding these items provides both management and investors with additional insight into our current operations and the trends affecting the Company. In particular, management finds it useful to exclude these items in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Condensed Consolidated Statement of Operations for the periods presented in this release, which are adjusted to exclude non-recurring charges, stock-based compensation, amortization of intangibles and depreciation for these periods. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Barracuda uses both GAAP and non-GAAP measures to evaluate and manage its operations.

About Barracuda Networks Inc. (NYSE: CUDA)

Barracuda provides cloud-connected security and storage solutions that simplify IT. These powerful, easy-to-use, and affordable solutions are trusted by more than 150,000 organizations worldwide and are delivered in appliance, virtual appliance, cloud, and hybrid deployments. Barracuda’s customer-centric business model focuses on delivering high-value, subscription-based IT solutions that provide end-to-end network and data security. For additional information, please visit www.barracuda.com.

Barracuda Networks, Barracuda and the Barracuda Networks logo are registered trademarks or trademarks of Barracuda Networks, Inc. in the US and other countries.

Contacts:

Investor Relations: Adam Carson; +1-408-342-5480; ir@barracuda.com

Corporate Communications: Mary Catherine Petermann; +1 404-307-6290; mc@barracuda.com

###

Barracuda Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	February 28, 2014	February 28, 2013
Assets
Current assets:
Cash and cash equivalents	$135,879	$30,095
Marketable securities	—	1,550
Accounts receivable, net of allowance for doubtful accounts	27,836	24,066
Inventories	5,648	5,138
Deferred costs	25,707	20,119
Deferred income taxes	30,156	26,158
Other current assets	4,900	4,336

Total current assets	230,126	111,462

Property and equipment, net	20,558	16,972
Deferred costs, non-current	24,572	19,351
Deferred income taxes, non-current	28,515	21,065
Other non-current assets	1,851	1,637
Intangible assets, net	8,420	7,983
Goodwill	36,014	33,778

Total assets	$350,056	$212,248

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$13,743	$12,756
Accrued payroll and related benefits	8,494	9,967
Other accrued liabilities	9,374	9,925
Deferred revenue	167,562	146,257
Deferred income taxes	260	132
Note payable	237	222

Total current liabilities	199,670	179,259

Long-term liabilities:
Deferred revenue, non-current	145,595	114,986
Deferred income taxes, non-current	84	660
Note payable, non-current	4,635	4,872
Other long-term liabilities	5,727	4,537

Redeemable convertible preferred stock	—	167,554

Stockholders’ deficit:
Common stock	52	28
Additional paid-in capital	278,551	23,080
Accumulated other comprehensive loss	(817)	(1,112)
Accumulated deficit	(283,441)	(279,131)

Total stockholders’ deficit controlling interest	(5,655)	(257,135)
Total stockholders’ deficit non-controlling interest	—	(2,485)

Total stockholders’ deficit	(5,655)	(259,620)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$350,056	$212,248

Barracuda Networks, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share information)

(Unaudited)

	Three months ended February 28,		Twelve months ended February 28,
	2014	2013	2014	2013
Revenue:
Appliance	$18,331	16,329	$71,914	$59,528
Subscription	42,003	36,142	161,873	139,403

Total revenue	60,334	52,471	233,787	198,931

Cost of revenue	13,270	12,408	53,768	45,088

Gross profit	47,064	40,063	180,019	153,843

Operating expenses:
Research and development	12,579	10,152	47,142	35,167
Sales and marketing	28,011	27,556	114,024	102,329
General and administrative	7,838	6,697	29,856	28,777

Total operating expenses	48,428	44,405	191,022	166,273

Loss from operations	(1,364)	(4,342)	(11,003)	(12,430)

Other income (expense), net	380	(313)	51	(839)

Loss before income taxes and non-controlling interest	(984)	(4,655)	(10,952)	(13,269)
Benefit for income taxes	3,830	2,715	6,565	5,084

Consolidated net income (loss)	2,846	(1,940)	(4,387)	(8,185)

Net loss attributable to non-controlling interest	200	182	761	794

Net income (loss) attributable to Barracuda Networks, Inc.	$3,046	$(1,758)	$(3,626)	$(7,391)

Net income (loss) attributable to common stockholders	$3,046	$(1,758)	$(3,626)	$(9,203)

Net income (loss) per share attributable to common stockholders:
Basic	$0.06	$(0.06)	$(0.10)	$(0.29)

Diluted	$0.06	$(0.06)	$(0.10)	$(0.29)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	50,883	27,936	35,355	32,031

Diluted	53,557	27,936	35,355	32,031

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands)

(Unaudited)

	Three months ended February 28,		Twelve months ended February 28,
	2014	2013	2014	2013
GAAP cost of revenue	$13,270	$12,408	$53,768	$45,088
Amortization of intangible assets (1)	672	905	3,690	3,619
Depreciation expense (2)	623	486	2,558	1,680
Stock-based compensation expense (3)	55	17	201	146

Non-GAAP cost of revenue	$11,920	$11,000	$47,319	$39,643

GAAP sales and marketing expense	$28,011	$27,556	$114,024	$102,329
Amortization of intangible assets (1)	300	444	1,641	1,859
Depreciation expense (2)	40	48	212	191
Stock-based compensation expense (3)	789	369	2,067	1,182
Acquisition and other non-recurring charges (4)	—	1,055	—	1,063

Non-GAAP sales and marketing expense	$26,882	$25,640	$110,104	$98,034

GAAP research and development expense	$12,579	$10,152	$47,142	$35,167
Amortization of intangible assets (1)	—	—	—	—
Depreciation expense (2)	139	215	549	520
Stock-based compensation expense (3)	900	573	2,374	2,059
Acquisition and other non-recurring charges (4)	372	1,159	1,247	1,440

Non-GAAP research and development expense	$11,168	$8,205	$42,972	$31,148

GAAP general and administrative expense	$7,838	$6,697	$29,856	$28,777
Amortization of intangible assets (1)	—	14	23	40
Depreciation expense (2)	220	215	688	424
Stock-based compensation expense (3)	1,542	1,471	6,195	5,400
Acquisition and other non-recurring charges (4)	19	1,084	598	7,290

Non-GAAP general and administrative expense	$6,057	$3,913	$22,352	$15,623

GAAP total expense	$61,698	$56,813	$244,790	$211,361
Amortization of intangible assets (1)	972	1,363	5,354	5,518
Depreciation expense (2)	1,022	964	4,007	2,815
Stock-based compensation expense (3)	3,286	2,430	10,837	8,787
Acquisition and other non-recurring charges (4)	391	3,298	1,845	9,793

Non-GAAP total expense	$56,027	$48,758	$222,747	$184,448

Depreciation expense (2)	$1,022	$964	$4,007	$2,815

Non-GAAP total expense including depreciation	$57,049	$49,722	$226,754	$187,263

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands, except per share information)

(Unaudited)

	Three months ended February 28,		Twelve months ended February 28,
	2014	2013	2014	2013
GAAP operating loss	$(1,364)	$(4,342)	$(11,003)	$(12,430)
Amortization of intangible assets (1)	972	1,363	5,354	5,518
Stock-based compensation expense (3)	3,286	2,430	10,837	8,787
Acquisition and other non-recurring charges (4)	391	3,298	1,845	9,793

Non-GAAP operating income	$3,285	$2,749	$7,033	$11,668

GAAP net income (loss) attributable to Barracuda Networks, Inc.	$3,046	$(1,758)	$(3,626)	$(7,391)
Amortization of intangible assets (1)	972	1,363	5,354	5,518
Stock-based compensation expense (3)	3,286	2,430	10,837	8,787
Acquisition and other non-recurring charges (4)	391	3,298	1,845	9,793
Income tax benefit of non-GAAP exclusions (5)	(3,982)	(2,307)	(7,967)	(7,633)
Other income adjustments (6)	(508)	159	(602)	515
Non-controlling interest (7)	(200)	(182)	(761)	(794)

Non-GAAP net income	$3,005	$3,003	$5,079	$8,795

Non-GAAP diluted earnings per share (8)	$0.06	$0.07	$0.10	$0.19

Weighted average shares used to compute diluted earnings per share	53,557	46,129	49,051	45,835

(1)	Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

(2)	Depreciation of property and equipment. We provide non-GAAP information which excludes depreciation expense related to the amortization of property and equipment, as well as certain losses on disposal of fixed assets. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.

(3)	Stock-Based Compensation Expense. We provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.

(4)	Acquisition and Other Non-Recurring Related Adjustments. We exclude certain expense items resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these charges allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The charges include: (i) costs associated with our CEO transition, (ii) costs associated with an internal investigation of export control compliance, and (iii) legal, accounting and advisory fees, to the extent associated with acquisitions, as well as contingent consideration payments under the terms of certain acquisition agreements.

(5)	Income Tax Effect of Non-GAAP Exclusions. We believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the ongoing performance and future liquidity of our business. Excluded items include: (i) amortization expense of intangible assets, (ii) stock-based compensation expense, (iii) acquisition and other non-recurring charges, and (iv) a tax benefit related to a legal entity rationalization.

(6)	Other Income Adjustments. We provide non-GAAP information that excludes the effect of certain other income and losses. These adjustments most significantly consist of foreign currency re-measurement gains and losses. For all non-functional currency account balances, the re-measurement of such balances to the functional currency will result in either a foreign exchange gain or a loss which is recorded in other income (expense), net. We believe that eliminating these items from our non-GAAP measures is useful to investors, because foreign currency re-measurement adjustments can be inconsistent in amount and can vary from period to period.

(7)	Non-Controlling Interest. We provide non-GAAP information that includes the results related to entities in which we hold a minority interest. We believe that adjusting for these amounts allows us to better compare results from period to period in order to assess the ongoing operating results of our business, including entities for which we own a minority interest.

(8)	Non-GAAP Diluted Earnings Per Share. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount is calculated based on our non-GAAP net income divided by the weighted-average diluted shares outstanding for the period.

Barracuda Networks, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three months ended February 28,		Twelve months ended February 28,
	2014	2013	2014	2013
GAAP net income (loss) attributable to Barracuda Networks, Inc.	$3,046	$(1,758)	$(3,626)	$(7,391)
Deferred revenue, end of period	313,157	261,243	313,157	261,243
Less: Deferred revenue, beginning of period	(298,823)	(250,163)	(261,243)	(217,209)
Less: Deferred costs, end of period	(50,279)	(39,470)	(50,279)	(39,470)
Deferred costs, beginning of period	48,270	37,299	39,470	29,254
Other (income) expense, net	(380)	313	(51)	839
Benefit for income taxes	(3,830)	(2,715)	(6,565)	(5,084)
Acquisition and other non-recurring charges	391	3,298	1,845	9,793
Stock-based compensation	3,286	2,430	10,837	8,787
Amortization of intangible assets	972	1,363	5,354	5,518
Depreciation expense	1,022	964	4,007	2,815

Adjusted EBITDA (1)	$16,832	$12,804	$52,906	$49,095

(1)	Adjusted EBITDA. We define adjusted EBITDA as net income (loss) plus increases in deferred revenue and increases in the associated deferred costs, plus non-cash and non-operating charges which include: (i) other (income) expense, net, (ii) provision (benefit) for income taxes, (iii) acquisition and other non-recurring charges, (iv) stock-based compensation expense, (v) amortization of intangible assets, and (vi) depreciation expense, including certain losses on disposal of fixed assets. We believe adjusted EBITDA provides an indication of profitability from our operations, and provides a consistent measure of our performance from period to period.

Barracuda Networks, Inc.

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow

(in thousands)

(Unaudited)

	Three months ended February 28,		Twelve months ended February 28,
	2014	2013	2014	2013
GAAP cash flows from operating activities	$19,534	$8,764	$42,210	$39,375
Purchase of property and equipment	(1,759)	(1,671)	(7,616)	(4,722)
Acquisition and other non-recurring charges (1)	902	3,036	4,818	6,432

Adjusted free cash flow (2)	$18,677	$10,129	$39,412	$41,085

(1)	Acquisition and Other Non-Recurring Related Adjustments. We exclude the cash flow impact resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these cash outflows allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The cash flows include: (i) payments associated with our CEO transition, (ii) payments associated with an internal investigation of export control compliance, and (iii) legal, accounting and advisory fee payments, to the extent associated with acquisitions, as well as contingent consideration payments under the terms of certain acquisition agreements.

(2)	Adjusted Free Cash Flow. We define free cash flow as cash flows from operating activities less the purchases of property and equipment plus the cash flow effect of acquisition and other non-recurring charges. We believe that adjusting free cash flow to exclude these charges allows us to better compare results from period to period in order to assess the ongoing free cash flow of our business. We believe free cash flow is an important liquidity measure that reflects the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions, investments in the business and funding ongoing operations.

Barracuda Networks, Inc.

Reconciliation of GAAP Revenue to Gross Billings

(in thousands)

(Unaudited)

	Three months ended February 28,		Twelve months ended February 28,
	2014	2013	2014	2013
GAAP Revenue	$60,334	$52,471	$233,787	$198,931
Total deferred revenue, end of period	313,157	261,243	313,157	261,243
Less: total deferred revenue, beginning of period	(298,823)	(250,163)	(261,243)	(217,209)
Deferred revenue adjustments	7,371	5,974	24,297	21,260

Total change in deferred revenue and adjustments	21,705	17,054	76,211	65,294

Gross billings (1)	$82,039	$69,525	$309,998	$264,225

(1)	Gross Billings. We define gross billings as total revenue plus the change in deferred revenue and other adjustments, which primarily consist of returns and reserves with respect to the 30-day right of return we provide to customers, as well as rebates for certain channel partner activities. We believe that gross billings provides insight into the sales of our solutions and performance of our business.

Barracuda Networks, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended February 28,		Twelve months ended February 28,
	2014	2013	2014	2013
Operating activities
Consolidated net income (loss)	$2,846	$(1,940)	$(4,387)	$(8,185)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,994	2,327	9,109	8,333
Stock-based compensation	3,286	2,430	10,837	8,787
Excess tax benefits from equity incentive plan	(1,139)	—	(1,513)	(1,687)
Loss (gain) on disposal of property and equipment	8	(53)	304	60
Loss (gain) on sale of marketable securities	(61)	25	(61)	25
Deferred income taxes	(4,293)	(13,739)	(12,633)	(13,374)
Changes in operating assets and liabilities:
Accounts receivable	910	(1,703)	(3,631)	(1,582)
Inventory	718	(24)	(509)	278
Income taxes, net	149	10,582	2,696	4,403
Deferred costs	(2,008)	(2,169)	(10,809)	(10,214)
Other current assets	(473)	1,832	(456)	(60)
Other non-current assets	(275)	141	108	(61)
Accounts payable	3,490	5,698	1,183	3,206
Accrued payroll and related benefits	1,217	(2,978)	(212)	2,791
Other accrued liabilities	(1,229)	(2,772)	(18)	2,349
Other long-term liabilities	74	26	405	114
Deferred revenue	14,320	11,081	51,797	44,192

Net cash provided by operating activities	19,534	8,764	42,210	39,375

Investing activities
Proceeds from sales of marketable securities	1,516	187	1,516	575
Purchase of property and equipment	(1,759)	(1,671)	(7,616)	(4,722)
Purchase of intangible assets	—	—	(28)	—
Purchase of investment in non-marketable equity and debt securities	—	—	(310)	—
Business combinations, net of cash acquired	—	—	(8,475)	(4,357)

Net cash used in investing activities	(243)	(1,484)	(14,913)	(8,504)

Financing activities
Net proceeds from initial public offering	(2,517)	—	75,490	—
Proceeds from issuance of common stock	(1,720)	(249)	209	2,203
Proceeds from issuance of Series B preferred stock, net of issuance costs	—	—	—	125,732
Issuance costs on line of credit	—	—	—	(313)
Repurchase of common stock	—	—	(723)	(127,613)
Dividends paid	—	—	(1,419)	(128,385)
Repayment of employee loans, net of loans extended	2,460	—	3,655	—
Excess tax benefits from equity incentive plan	1,139	—	1,513	1,687
Purchase of non-controlling interest	—	(200)	—	(200)
Repayment of note payable	(56)	(83)	(222)	(222)

Net cash provided by (used in) financing activities	(694)	(532)	78,503	(127,111)

Effect of exchange rate changes on cash and cash equivalents	33	(100)	(16)	(172)

Net increase (decrease) in cash and cash equivalents	18,630	6,648	105,784	(96,412)

Cash and cash equivalents at beginning of period	117,249	23,447	30,095	126,507

Cash and cash equivalents at end of period	$135,879	$30,095	$135,879	$30,095